UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2020

SIENTRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36709	20-5551000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(Address of principal executive offices, with zip code)

(805) 562-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SIEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition

On January 13, 2020, Sientra, Inc. (the “Company”) issued a press release announcing certain preliminary estimated financial results for the Company for the quarter ended December 31, 2019. The text of the press release issued by the Company is furnished as Exhibit 99.1 to this report.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 10, 2020, the Board of Directors the Company appointed Caroline F. Van Hove as a Class III director of the Company effective January 10, 2020, to serve until the Company’s 2020 Annual Meeting of Stockholders, and until her successor has been duly elected and qualified, or until her earlier death, resignation or removal. Ms. Van Hove was also appointed as a member of the Audit Committee of the Board (the “Audit Committee”) and as a member of the Nominating & Governance Committee of the Board (the “N&G Committee”), effective January 10, 2020.

There were no arrangements or understandings between Ms. Van Hove and any other persons pursuant to which she was elected as a director, and there are no related persons transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Van Hove and the Company required to be disclosed herein.

Pursuant to the Company’s Non-Employee Director Compensation Policy (the “Policy”), Ms. Van Hove will receive annual cash compensation in the amount of $40,000 for her service on the Board, $10,000 for her service on the Audit Committee, and $5,000 for her service on the N&G Committee. All amounts will be paid in quarterly installments. The Company will also pay Ms. Van Hove for her travel expenses incurred in connection with her attendance at Board and committee meetings. In connection with her election to the Board and pursuant to the Policy, Ms. Van Hove was granted an initial award of 16,269 restricted stock units (“RSUs”) based on a value of $150,000 divided by $9.22, the closing price per share of the Company’s common stock on January 10, 2020. The RSUs will vest in three equal annual installments subject to Ms. Van Hove’s continuous service. Pursuant to the Policy, Ms. Van Hove will also be eligible to receive annual equity awards with a $125,000 value subject to Ms. Van Hove’s continuous service.

The Company will enter into an indemnification agreement with Ms. Van Hove for her service as a director of the Company, consistent with the form of the Company’s indemnity agreement entered into with its other directors and filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Also on January 10, 2020, Mr. Schaison resigned as a member of the Audit Committee. Except as reported herein, all other committee appointments remain unchanged.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated January 13, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SIENTRA, INC.

Date: January 13, 2020	By:	/s/ Jeffrey M. Nugent
Jeffrey M. Nugent
Chairman of the Board of Directors and Chief
Executive Officer